Clarke H. Bailey

Ten Oxford Road

Larchmont, New York 10538

March 27, 2007

Cary V. Sorensen

General Counsel

Tengasco, Inc.

10215 Technology Drive

Suite 301

Knoxville, TN 37932

Dear Cary,

Effective today, I am resigning as director of Tengasco, Inc. I wish you all the success in the future.

All the best,

s/ Clarke H. Bailey

cc: Peter E. Salas